Exhibit 1.01

The Middleby Corporation
Conflict Minerals Report

For the year ended December 31, 2015

This report for the year ended December 31, 2015 is presented to comply with Section 13(p) of the Securities Exchange Act of 1934 and Rule 13p-1 (the Rule) and Form SD thereunder.  The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (together with gold, 3TG) for the purposes of this assessment. These requirements apply to registrants, regardless of the geographic origin of the conflict minerals and whether or not they fund armed conflict.  In accordance with the instructions to Form SD, this Conflict Minerals Report has not been audited by an independent private sector auditor.

If a registrant can establish that the conflict minerals in its products originated from sources other than the Democratic Republic of the Congo (DRC) or an adjoining country, or from recycled and scrap sources, the registrant must submit a specialized disclosure report under Form SD that describes the steps that the registrant took to determine the origin of the conflict minerals in its products.

If a registrant has reason to believe that any of the conflict minerals in its supply chain may have originated in the DRC or an adjoining country, (collectively, the Conflict Region), or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and the registrant must annually submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

1)	Company Overview

The Middleby Corporation (Middleby or the company), through its operating subsidiary Middleby Marshall Inc. and its subsidiaries, is a leader in the design, manufacture, marketing, distribution and service of a broad line of (i) cooking and warming equipment used in all types of commercial restaurants and institutional kitchens, (ii) food preparation, cooking, baking, chilling and packaging equipment for food processing operations, and (iii) premium kitchen equipment including ranges, ovens, refrigerators, ventilation and dishwashers primarily used in the residential market.

Founded in 1888 as a manufacturer of baking ovens, Middleby Marshall Oven Company was acquired in 1983 by TMC Industries Ltd., a publicly traded company that changed its name in 1985 to The Middleby Corporation. The company has established itself as a leading provider of (i) commercial restaurant equipment, (ii) food processing equipment and (iii) residential kitchen equipment as a result of its acquisition of industry leading brands and through the introduction of innovative products within each of these segments.

2)	Products Overview

a)	Commercial foodservice equipment

The products offered by this group include conveyor ovens, combi-ovens, convection ovens, baking ovens, proofing ovens, deck ovens, speed cooking ovens, hydrovection ovens, ranges, fryers, rethermalizers, steam cooking equipment, warming equipment, heated cabinets, charbroilers, ventless cooking systems, kitchen ventilation, induction cooking equipment, countertop cooking equipment, toasters, professional refrigerators, blast chillers, coldrooms, ice machines, freezers and beverage dispensing equipment.

The commercial foodservice equipment is marketed under a portfolio of forty brands, including Anets®, Beech®, Blodgett®, Blodgett Combi®, Blodgett Range®, Bloomfield®, Britannia®, CTX®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, Desmon®, Doyon®, Eswood®, FriFri®, Giga®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Jade®, Lang®, Lincat®, MagiKitch'n®, Market Forge®, Marsal®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco Frialator®, Southbend®, Star®, Toastmaster®, TurboChef®, Wells® and Wunder-Bar®.

b)	Food processing equipment

The products offered by this group include a wide array of cooking and baking solutions, including batch ovens, baking ovens, proofing ovens, conveyor ovens, continuous processing ovens, frying systems and automated thermal processing systems. The company also provides a comprehensive portfolio of complementary food preparation equipment such as grinders, slicers, emulsifiers, mixers, blenders, battering equipment, breading equipment, water cutting systems, food presses, and forming equipment, as well as a variety of food safety, food handling, freezing and packaging equipment. This portfolio of equipment can be integrated to provide customers a highly efficient and customized solution.

The food processing equipment is marketed under a portfolio of thirteen brands, including Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Cozzini®, Danfotech®, Drake®, Maurer-Atmos®, MP Equipment®, RapidPak®, Spooner Vicars®, Stewart Systems® and Thurne®.

c)	Residential kitchen equipment

The Residential Kitchen Equipment Group manufactures, sells and distributes kitchen equipment for the residential market. Principal product lines of this group are ranges, cookers, stoves, ovens, refrigerators, dishwashers, microwaves, cooktops, refrigerators, wine coolers, ice machines, dishwashers, ventilation equipment and outdoor equipment. These products are sold and marketed under a portfolio of twenty-one brands, including AGA®, AGA Cookshop®, Brigade®, Divertimenti®, Falcon®, Fired Earth®, Grange®, Heartland®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line® and Viking®.

3)	Supply Chain Overview

The company’s business depends on an extensive global network of suppliers to provide the materials, parts and services to make its final products. As a downstream company, generally there are multiple tiers between the company and its suppliers and the source of raw materials that enter the manufacturing process. The composition of the company’s supply chain makes it challenging to identify the origin of 3TG used in its products. Therefore, the company must rely on its direct suppliers to work with upstream suppliers to provide accurate information (e.g., through the reasonable country of origin inquiry described below) about the origin of 3TG in the materials and parts that the company purchases.

4)	Reasonable Country of Origin Inquiry (“RCOI”) and RCOI Conclusion

Based on an analysis of its products, the company determined that its products contain 3TG necessary to the functionality or production of those products. Therefore, the company is subject to the reporting obligations of the Rule.

Due to the breadth and complexity of the company’s products and the size and complexity of its supply chain, it is difficult to identify those sources upstream from our direct suppliers.

After conducting a good faith RCOI, the company did not have sufficient information from its suppliers or other sources to determine whether the conflict minerals contained in its products originated in the Conflict Region or are from recycled or scrap sources.  As a result, the company conducted due diligence and developed a conflict minerals program.

5)	Design of Conflict Minerals Program

The company has established a conflict minerals program to conduct due diligence on the source and chain of custody of the necessary 3TG contained in the company’s products. The company’s due diligence program has been designed to conform, in all material respects, with the internationally recognized framework presented by The Organisation for Economic Co-operation and Development (OECD) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition and the related supplements for 3TG (OECD Guidance).

6)	Due Diligence Steps Performed

The due diligence steps performed by the company are set forth below according to the five-step framework established by the OECD Guidance:

Step One:  Establish Strong Company Management Systems

•
The company’s policy with respect to the sourcing of conflict minerals can be found at www.middleby.com, under the heading “Investor Info”. The content of any the company’s website is referenced in this report for general information only and is not incorporated by reference in this report.

•
The company has in place a management structure to support supply chain due diligence related to conflict minerals. This includes an executive steering committee led by the global supply chain executive and the corporate controller, which are responsible for the company’s due diligence strategy, as well as reporting under the Rule.

•	The company has contracted with a third-party service provider to assist with the supplier outreach processes.

•	The company is following its established records retention policy, which requires it to maintain records related to SEC filings such as the conflict minerals reporting for a specified number of years.

•	The company’s senior management is briefed about the company’s practices with respect to 3TG due diligence.

Step Two:  Identify and Assess Risks in the Supply Chain

Middleby does not directly source any conflict minerals that may be used in the products it manufactures or contracts to manufacture. Therefore, the company must rely solely on its upstream supply chain to assist with the required due diligence efforts. Accordingly, the company implemented the following measures as part of its due diligence program related to conflict minerals:

•
Compiled a list of suppliers that provide raw materials and components used in the manufacturing of all Middleby products and determined to be in-scope for regulatory purposes (i.e., provided raw materials and components may include conflict minerals);

•
Contacted the identified suppliers and, using the Conflict-Free Sourcing Initiative's (CFSI) Conflict Minerals Reporting Template, requested from those suppliers confirmation of the presence of conflict minerals in the raw materials or components they supplied to Middleby and information regarding the origin of those minerals;

•	Established an initial deadline for suppliers to provide the requested information and documentation;

•	Performed follow-up with unresponsive suppliers to request compliance with its requests for information and documentation;

•	Reviewed and analyzed information on smelters or refiners contained in the responses by comparing the reported smelters and refiners to the CFSI's Conflict-Free Smelter Program list;

•	Identified suppliers that appear to require further due diligence on the source and chain of custody of the necessary conflict minerals provided to Middleby; and

•	Followed up with suppliers, and performed additional due diligence on the supply chain of suppliers, that:

◦	Reported potentially sourcing conflict minerals from the Conflict Region; or

◦	Provided data indicating sourcing or potentially sourcing from a mine located in the Conflict Region; or

◦	Did not provide full information in response to the company’s inquiries.

Step Three:  Design and Implement a Strategy to Respond to Identified Risks

•	The company has a risk management plan to address concerns that a supplier may be providing components that contain 3TG sourced from the Conflict Region.

•
If a supplier indicates that it directly or indirectly sources 3TG from the Conflict Region, the company requests additional information from such supplier. If a supplier is confirmed to provide materials for company products that contain 3TG sourced from the Conflict Region, the company program risk management procedures allow for mitigation steps, including conducting a review with the program managers from the affected business segments to determine appropriate next steps.

•	During 2015, Middleby did not identify any instance where it was necessary to implement risk mitigation efforts, temporarily suspend its relationship or disengage with a member of the Supplier Group.

Step Four:  Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

As Middleby does not directly source any conflict minerals used in its products, the company did not engage in any third-party audits of smelters or refiners that may be in its supply chain. However, the company continues to support the CFSI's efforts to influence smelters and refiners to become certified through its Conflict-Free Smelter Program and encourages its upstream suppliers to utilize these certified smelters and refiners when sourcing conflict minerals.

Step Five:   Report Annually on Supply Chain Due Diligence

A copy of this Conflict Minerals Report, along with a copy of the company’s Conflict Minerals Policy, is available on the company’s website at www.middleby.com under the heading “Investor Relations.”

7)	Due Diligence Results

As a result of the company’s due diligence for the year ended December 31, 2015, Middleby was unable to determine the origin of all of the conflict minerals contained in its products or whether such conflict minerals directly or indirectly financed or benefited armed groups in the Conflict Region. Set forth in Annex A is a list of known smelters that may be in our supply chain for the products we manufacture or contract to manufacture. Such smelters have been recognized in the CFSI’s Conflict-Free Smelter Program list.

Due to the breadth and complexity of the company’s products and the size and complexity of the company’s supply chain, it will take additional time and resources for many of the company’s suppliers to verify the origin of the minerals contained in the materials that they supply to us, and they may not be successful in their efforts.  Even then, Middleby’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals.

As discussed throughout this report, the most difficult challenge is identifying and obtaining reliable and useful information from upstream suppliers with which Middleby may not have a relationship.  Because information generally was provided at a company or divisional level and was not tied to the company’s specific products, the company did not have sufficient information to identify the facilities that sourced 3TG included in the company’s products, or to identify the country of origin of such 3TG.  While some survey responses identified suppliers within the Supplier Group that indicated they used smelters or mines from the Conflict Region, those responses stated that those suppliers sourced from multiple smelters and mines, and also did not disclose a full product line that would enable the company to tie a specific mine to one of its products.

8)	Steps to be Taken to Mitigate Risk

Middleby continues to look for ways to improve its conflict minerals due diligence process and to mitigate any risk that conflict minerals in its products could benefit armed groups in the Conflict Region. Specifically, the company is undertaking, and will continue to undertake, the following steps:

•
Engage unresponsive suppliers with a view toward obtaining additional information regarding those suppliers that have not responded to requests for conflict minerals information, ultimately seeking to have responses from suppliers detailing:

◦	the use of necessary conflict minerals in the materials or components they supply to the company;

◦	the country of origin of those conflict minerals;

◦	the use of scrap or recycled sources in those conflict minerals; and

◦	the source and chain of custody of those conflict minerals originating in the Conflict Region and not obtained from scrap or recycled sources;

•
Engage those suppliers that have responded to the company’s request for conflict mineral information, but where the responses received were incomplete or had inconsistencies within the data the supplier reported in the CFSI Conflict Minerals Reporting Template;

•	Continue to define our third party service provider's role in the gathering and processing of the information required for the RCOI and due diligence processes;

•	Work with upstream suppliers to educate them on the necessary processes they need to undertake in order to allow them to assist the company in performing the due diligence under the OECD Guidance;

•	Review supplier contracts in an effort to determine the inclusion of specific language on the use of conflict minerals in the materials or components supplied to Middleby; and

•	Continue developing a strategy for mitigating the risk that the conflict minerals in the company’s supply chain may have originated from the Conflict Region.

Forward-Looking Statements

Certain statements in this Conflict Minerals Report are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about Middleby’s business. Forward-looking statements by their nature address matters that are, to different degrees, uncertain and often contain words such as “may,” “could,” “expect,” “plan,” “seek,”  “believe,” “predict,” “potential” or “continue.” These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this Conflict Minerals Report. Such forward-looking statements speak only as of the date on which they are made and Middleby does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Conflict Minerals Report. These forward-looking statements should be considered in the light of the information included in this report and the company’s other filings with the SEC, including, without limitation, the risk factors set forth in our Annual Report on Form 10-K for the year ended January 2, 2016.

Annex A

The following is a list of known smelters that may be in our supply chain for the products we manufacture or contract to manufacture. Such smelters have been recognized in the CFSI’s Conflict-Free Smelter Program list.

Metal	Smelter Name	Smelter Country
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ABS Industrial Resources Ltd	United Kingdom
Tungsten	ACL Metais Eireli	Brazil
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Tungsten	Air Product	France
Tungsten	Air Products	United States
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Tin	Alpha	United States
Tantalum	AMG Advanced Metallurgical Group	United States
Tin	An Thai Minerals Company Limited	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Tantalum	Avon Specialty Metals Ltd	United Kingdom
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Tungsten	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.	China
Tin	Best Metais e Soldas SA	Brazil
Gold	BHP Billiton	Australia
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China
Gold	Chimet S.p.A.	Italy
Gold	China Nonferrous Metal Mining (Group) Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Gold	Chugai Mining	Japan

Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Gold	Codelco	Chile
Tin	Colonial Metals, Inc	United States
Tin	Complejo Metalurgico Vinto S.A.	Bolivia
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CSC Pure Technologies	Russia
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tantalum	D Block Metals, LLC	United States
Gold	Daejin Indus Co., Ltd.	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	South Korea
Tantalum	Duoluoshan	China
Tantalum	E.S.R. Electronics	United States
Gold	Eco-System Recycling Co., Ltd.	Japan
Tin	EFD INC.	United States
Gold	Eldorado Gold Corporation	Canada
Tin	Electroloy Metal Pte	Singapore
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Gold	Elemetal Refining, LLC	United States
Tin	Elmet S.A. de C.V.	Mexico
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	EM Vinto	Bolivia
Gold	Emirates Gold DMCC	United Arab Emirates
Tungsten	ERAMET	France
Gold	ESG Edelmetall-Service GmbH & Co. KG	Germany
Tin	Estanho de Rondônia S.A.	Brazil
Tungsten	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Gold	Faggi Enrico S.p.A.	Italy
Tin	Federal Metal Company	United States
Tin	Feinhutte Halsbrucke GmbH	Germany
Tin	Fenix Metals	Poland
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tantalum	FIR Metals & Resource Ltd.	China

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Gold	Gannon & Scott	United States
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Gold	Geib Refining Corporation	United States
Tin	Gejiu Fengming Metalurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zi-Li	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Golden Egret Special Alloy Co. Ltd	China
Gold	Guangdong Jinding Gold Limited	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tungsten	H.C. Starck GmbH	Germany
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Gold	Heraeus Ltd. Hong Kong	China
Tin	Heraeus Materials Technology GmbH & Co. KG	Singapore
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	South Korea
Tungsten	Hydrometallurg, JSC	Russia
Tin	Hyundai-Steel	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Tungsten	Izawa Metal Co., Ltd	Japan
Gold	Japan Mint	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tin	Jean Goldschmidt International SA	Belgium
Tungsten	Jiangsu Hetian Technological Material Co.,Ltd	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Gold	Jiangxi Copper Company Limited	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Gold	Jinlong Copper Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tungsten	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC Uralelectromed	Russia
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys plc	Kazakhstan
Gold	Kazzinc	Kazakhstan
Tantalum	KEMET Blue Metals	United States
Tantalum	Kemet Blue Powder	United States
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Tantalum	King-Tan Tantalum Industry Ltd.	China
Gold	Kojima Chemicals Co., Ltd.	Japan
Tin	Koki Products Co., Ltd.	Thailand
Gold	Korea Metal Co. Ltd	South Korea
Gold	Korea Zinc Co. Ltd.	South Korea
Gold	Kovohutě Příbram	Czech Republic
Gold	Kyrgyzaltyn JSC	Kyrgyzstan

Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Tin	Linwu Xianggui Smelter Co	China
Tantalum	LSM Brasil S.A.	Brazil
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd	China
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Gold	Marsam Metals	Brazil
Tin	Materials Eco-Refining CO.,LTD	Japan
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Tin	Melt Metais e Ligas S/A	Brazil
Gold	Metahub Industries Sdn. Bhd.	Malaysia
Gold	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Co Ltd	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining & Smelting	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Tungsten	Moliren Ltd	Russia
Tantalum	Molycorp Silmet A.S.	Estonia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Tin	Nankang Nanshan Tin Co., Ltd.	China
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tungsten	Niagara Refining LLC	United States
Gold	Nihon Material Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Nippon Mining & Metals Co. Ltd.	Japan
Tungsten	North American Tungsten	Canada
Tin	Novosibirsk Integrated Tin Works	Russia
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russia
Gold	OJSC Kolyma Refinery	Russia
Gold	OJSC Novosibirsk Refinery	Russia
Tin	Operaciones Metalurgical S.A.	Bolivia
Gold	PAMP SA	Switzerland
Tin	PBT	France
Gold	Penglai Penggang Gold Industry Co Ltd	China
Tungsten	Philippine Chuangin Industrial Co., Inc.	Philippines
Tin	Phoenix Metal Ltd	Rwanda
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tungsten	Pobedit, JSC	Russia
Tin	POSCO	South Korea
Tin	Primeyoung Metal Ind. (Zhuhai) Co., Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Tin	PT Alam Lestari Kencana	Indonesia
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia

Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT WAHANA PERKIT JAYA	Indonesia
Tin	Pure Technology	Russia
Gold	PX PrŽcinox SA	Switzerland
Tantalum	QuantumClean	United States
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Republic Metals Corporation	United States
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Gold	Rio Tinto Group	United Kingdom
Tin	Ritchey Metals	United States
Gold	Royal Canadian Mint	Canada
Tin	Rui Da Hung	Taiwan
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	South Korea
Gold	SAMWON METALS Corp.	South Korea
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Tin	Senju Metal Industry Co., Ltd.	Bolivia
Tin	SGS	Bolivia
Gold	Shandong Gold Mining Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Tin	Shaoxing Tianlong Tin Materials Co., Ltd	China
Tin	Shenzhen Anchen Tin Co., Ltd	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Tin	Soft Metais Ltda.	Brazil
Gold	Solar Applied Materials Technology Corp.	Taiwan
Tin	Solikamsk Magnesium Works OAO	Russia
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Super Dragon Technology Co., Ltd.	Taiwan
Gold	T.C.A S.p.A	Italy
Tungsten	TaeguTec Ltd.	South Korea
Tantalum	Taki Chemicals	Japan
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan

Tin	Technic Inc.	United States
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tantalum	Telex Metals	United States
Tin	Thaisarco	Thailand
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	Torecom	South Korea
Tantalum	Tranzact, Inc.	United States
Tantalum	Treibacher Industrie AG	Austria
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Tin	Vale Inco, Ltd.	Canada
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Voss Metals Company, Inc.	United States
Tin	VQB Mineral and Trading Group JSC	Vietnam
Gold	Western Australian Mint trading as The Perth Mint	Australia
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Gold	WIELAND Edelmetalle GmbH	Germany
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	South Korea
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tin	Xianghualing Tin Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Gold	Yokohama Metal Co., Ltd.	Japan
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Gold	Yunnan Copper Industry Co Ltd	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tungsten	Zhangyuan Tungsten Co.,Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tungsten	Zhuzhou Cemented Carbide	China
Tungsten	Zigong Cemented Carbide Co., Ltd.	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China